EXHIBIT 16
                         COMPUTATION OF PERFORMANCE DATA

                         CAPITAL MANAGEMENT MID-CAP FUND

The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $1,000 initial payment.
This calculation is as follows:

                 P(1+T)n = ERV

       Where:    T   = average annual total return.
                 ERV = ending redeemable value at the end of the  period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period.
                 P   = hypothetical  initial  payment  of $1,000  from which the maximum  sales  load is  deducted.
                 n   = period covered by the computation, expressed in  terms of years.

The Fund may also compute the "cumulative total return" of the Fund, which is calculated in a similar manner, except that the results are not annualized. This calculation is as follows:

                 (ERV - P)/P = TR

       Where:    ERV = ending redeemable value  at the end of the period covered by the computation of a hypothetical $1,000 payment made at the beginning of the period
                 P   = hypothetical initial  payment  of $1,000  from  which the maximum sales load is deducted
                 TR  = total return

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The average annual total return for the Institutional Shares of the Fund for the year ended November 30, 1997 and since inception (January 27, 1995 to November 30, 1997) was 33.92% and 26.92%, respectively. The cumulative total return for the Institutional Shares of the Fund since inception through November 30, 1997 was 96.96%. The average annual total return for the Investor Shares of the Fund for the year ended November 30, 1997 and since inception (April 7, 1995 to November 30, 1997) was 29.12% and 22.22%, respectively. Without reflecting the effects of the maximum sales load, the average annual total return for the Investor Shares for the year ended November 30, 1997 and since inception was 33.11% and 23.63%, respectively. The cumulative total return for the Investor Shares of the Fund since inception through November 30, 1997 was 70.25%. Without reflecting the effects off the maximum sales load, the cumulative total return for the Investor Shares since inception through November 30, 1997 was 75.51%.


Institutional Shares

Average Annual Total Return for the 12 months ended November 30, 1997:

                 1,000(1+T)1   = 1,339.22
                           T   =  .3392

                 T     =  33.92%
                 ERV   =  $1,339.22
                 P     =  $1,000
                 n     =  1

Average Annual Total Return since inception (January 27,1995) through November 30, 1997:

                 1,000(1+T)2.84= 1,969.64
                           T   = .2692

                 T     =  26.92%
                 ERV   =  $1,969.63
                 P     =  $1,000
                 n     =  2.84

Cumulative Total Return since inception (January 27,1995) through November 30, 1997:

                 (1,969.64-1,000)/1,000 = .9696

                 ERV   =  $1,969.64
                 P     =  $1,000
                 TR    =  96.96%


Investor Shares

Average Annual Total Return for the 12 months ended November 30, 1997 excluding 3.0% sales load:

                 1,000(1+T)1   = 1,331.15
                           T   =  .3311

                 T    =  33.11%
                 ERV  =  $1,331.15
                 P    =  $1,000
                 n    =  1

Average Annual Total Return since inception (April 7, 1995) through November 30, 1997 excluding 3.0% sales load:

                 1,000(1+T)2.65= 1,755.12
                           T   =  .2363

                 T    =  23.63%
                 ERV  =  $1,755.12
                 P    =  $1,000
                 n    =  2.65

Cumulative Total Return since inception (April 7, 1995) through November 30, 1997 excluding 3.0% sales load:

                 (1,755.12 - 1,000)/1,000 = .7551

                 ERV  =  $1,755.12
                 P    =  $1,000
                 TR   =  75.51%

Average Annual Total Return for the 12 months ended November 30, 1997 including 3.0% sales load:

                 1,000(1+T)1  = 1,291.21
                           T  =  .2912

                 T    =   29.12%
                 ERV  =   $1,291.21
                 P    =   $1,000
                 n    =   1

Average Annual Total Return since inception (April 7, 1995) through November 30, 1997 including 3.0% sales load:

                 1,000(1+T)2.65  = 1,702.47
                           T     =  .2222

                 T    =   22.22%
                 ERV  =   $1,702.47
                 P    =   $1,000
                 n    =   2.65

Cumulative Total Return since inception (April 7, 1995) through November 30, 1997 including 3.0% sales load:

                 (1,702.47 - 1,000)/1,000 = .7025

                 ERV  =   $1,702.47
                 P    =   $1,000
                 TR   =   70.25%